Exhibit 99.1

For Immediate Release

Investor Contact: Leigh Parrish
Financial Dynamics
212-850-5651
lparrish@fd-us.com

Media Contact: Donna Shaults
Enesco Group, Inc.
630-875-5464
dshaults@enesco.com

ENESCO GROUP, INC. RECEIVES LISTING NOTIFICATION FROM NYSE

Itasca, Ill. – September 8, 2005 – Enesco Group, Inc. (NYSE: ENC), a leader in the giftware, and home and garden décor industries, today announced that the Company received notification from the New York Stock Exchange (NYSE) on September 1, 2005, that the Company was not in compliance with the NYSE’s continued listing standards. Enesco is considered “below criteria” by the NYSE because the Company’s total market capitalization was less than $75 million over a consecutive 30 trading-day period and its shareholders’ equity was less than $75 million. While Enesco was in compliance with previous continued listing standards set forth by the NYSE, the NYSE adopted new continued listing standards, effective in June 2005.

In accordance with the continued listing criteria set forth by the NYSE, the Company intends to present a plan to the NYSE within 45 days of its receipt of the notice, demonstrating how it intends to comply with the continued listing standards within 18 months of its receipt of the notice. The NYSE may take up to 45 days to review and evaluate the plan after it is submitted. If the plan is accepted, the Company will be subject to quarterly monitoring for compliance by the NYSE. If the NYSE does not accept the plan or if the Company is unable to achieve compliance with the NYSE’s continued listing criteria through its implementation of the plan, the Company will be subject to NYSE trading suspension and delisting, at which time the Company would intend to apply to have its shares listed on another stock exchange or quotation system.

Beginning September 9, 2005, the NYSE will make available on its consolidated tape, a “.BC” indicator transmitted with the Company’s listing symbol to identify that the Company is below the NYSE’s quantitative continued listing standards.

About Enesco Group, Inc.
Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 30,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Canada, Australia, Mexico, and Asia. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. The Company’s product lines include some of the world’s most recognizable brands, including Heartwood Creek, Walt Disney Company, Walt Disney Classics Collection, Pooh & Friends, Jim Shore, Foundations, Circle of Love, Nickelodeon, Bratz, Halcyon Days, Lilliput Lane and Border Fine Arts, among others. Further information is available on the Company’s web site at www.enesco.com.

This press release contains forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: the Company’s success in developing new products and consumer reaction to the Company’s new products; the Company’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Heartwood Creek and Disney licenses; the Company’s ability to grow revenues in mass and niche market channels; the Company’s ability to comply with covenants contained in its credit facility; the Company’s ability to obtain a new global senior credit facility; the Company’s ability to effectively stabilize the legacy information system; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

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